EZEE WHIP ICE CREAM (OVERSEAS) LIMITED

and

EZEE WHIP EUROPE  LIMITED

________________________________

MANUFACTURING LICENCE

FOR EZEE WHIP SYSTEM

_____________________________

THIS AGREEMENT is made the                 day of

BETWEEN:

(1)

EZEE WHIP ICE CREAM (OVERSEAS) LIMITED whose registered office is at Ternion Court, 264-268, Upper Fourth Street, Milton Keynes, United Kingdom, MK9 2DP under Registered No: 05166701 (“the Licensor”); and

(2)

EZEE WHIP EUROPE  LIMITED whose registered office is at, c/o Mercer And Hole Accountants, Silbury Court, 420 Silbury Boulevard, Milton Keynes, MK9 2AF under Registered No: 05862187 (“the Licensee”)

WHEREAS:

(A)

The Licensor is entitled to licence the items of intellectual property listed in Schedule 1 (“the IPR”) relating to technology for dispensing soft foods

(C)

The Licensor and Licensee have agreed that the Licensee may manufacture, market and distribute products which are the subject of the I.P.R. and sub-licence the IPR on the terms of this agreement

IT IS AGREED as follows:

1.

INTERPRETATION

1.1

In this Agreement unless the context otherwise requires the following words and expressions shall have the following meanings:-

Words/Expressions

Meaning

Commencement Date

The completion date of the Share Sale Agreement.

Future Invention(s)

Invention(s) made by the Licensor or the Licensee during the term of this Agreement in the development of the Licensed Products encompassed within or anticipated by the Design and not leading to separately registrable Intellectual Property.

Future IPR

Intellectual Property granted in respect of a Future Invention.

Intellectual Property

any patent, trade mark, word mark, registered design or any application in respect thereof, copyright, design right, know how, trade or business names or any other right of the same or a similar nature anywhere in the world.

Invention(s)

the invention comprised in the IPR.

Licensed Products

the IPR and products to which it relates.

Royalties

the sums calculated in accordance with Schedule 1 of this Agreement.

Share Sale Agreement

the Agreement bearing the same date as this agreement but executed prior hereto relating to the sale and purchase of the entire share capital of the Licensee by Avasoft, Inc., a Nevada corporation.

Territory

means the territory to which any particular IPR relates.

1.2

Any reference herein to the provisions of any statute shall be deemed to refer to the same as in force (including any amendment or re-enactment from time to time).

1.3

References to the singular shall include the plural and vice versa and words in one gender shall include any other gender.

1.4

References to Clauses and Schedules are to clauses and schedules to this Agreement.  The headings to Clauses and Schedules are for convenience only and have no legal effect.

1.5

Other expressions defined in the Share Sale Agreement shall when used in this Agreement be given the same meaning as set out in the Share Sale Agreement.

2.

TERM

This Agreement shall commence on the Commencement Date and shall continue unless and until terminated in accordance with the provisions of clause 13.

3.

GRANT

3.1

The Licensor hereby grants the Licensee on the terms of this Agreement a non transferable, limited licence to manufacture, market, promote, distribute and sub-licence the IPR on the terms of this Licence.

3.2

This Licence will, save for the Licence previously granted to Unilever, be exclusive.

3.3

For the avoidance of doubt, it is declared that the Licensee shall have no right to manufacture, use, sub-license or sell the Licensed Products otherwise than expressly licensed to the Licensee under this Agreement

4.

OBLIGATIONS OF THE LICENSOR

4.1

The Licensor shall:

4.1.1

carry out all its obligations within the times agreed or if not agreed within a reasonable time;

4.1.2

give to the Licensee such technical assistance and advice as the Licensee shall reasonably require from time to time during the continuance of this Agreement so as to enable the Licensee to sub-licence the IPR correctly and effectively, subject in the case of any work required, to the payment of its reasonable out-of-pocket expenses and always provided that the Licensor shall have no legal liability in respect of such advice and assistance;

5.

OBLIGATIONS OF THE LICENSEE

5.1

The Licensee shall promote, distribute, sell and commercialise the IPR and develop the market for it.

5.2

During this Agreement, the Licensee shall not act as agent of the Licensor, nor give any indication that it is acting otherwise than as principal, and in advertising or selling the Licensed Products not make any representation or give any warranty on behalf of the Licensor;

5.3.

The Licensee shall not grant any sub-licence without the consent in writing of Licensor.  At least 7 days before granting any license a copy of it will be sent to Licensor for such approval and within 7 days of any Sub-License being granted by Licensee it shall provide a copy of the signed Sub-License to Licensor.

5.4

The Licensee shall on  no less than 7 days written notice from the Licensor give the Licensor’s authorised representative(s) free access at any reasonable times to the Licensee’s premises and records for the purpose of ensuring that the Licensed Products are being sub-licenced correctly in accordance with the Agreement and shall ensure that all sub-licensees and sub-contractors are equally contractually obliged to provide the same access to the Licensor’s authorised representative(s) provided that  the Licensor shall not be entitled to inspect any particular premises more than twice in any calendar year.

5.5

The Licensee agrees to obtain whatever licences, statutory approvals or consents that may be needed to manufacture and sell the Licensed Products and to provide the Licensor on reasonable request from time to time with evidence that it is has done so.

5.6

The Licensee shall notify the Licensor of:

5.6.1

all prosecutions, indictments and other like proceedings, threatened or commenced anywhere in respect of the design, construction, manufacture or use of the Licensed Products, or

5.6.2

any dispute of which it is aware anywhere relating to the Licensed Products, their use, construction or design.

5.7

Licensee shall notify Licensor of the names and locations of any sub-contractor engaged by Licensee to manufacture Licensed Product, and provide Licensor with a copy of all sub-licenses and non-disclosure agreements.

6.

LIABILITY FOR CLAIMS

6.1

The Licensee hereby accepts responsibility for all actions, proceedings, demands and claims and the costs arising there from relating to manufacturing defects in or any contents or products contained in the Licensed Products manufactured or assembled by it or its subcontractors and agrees to indemnify and hold harmless the Licensor in respect of any claim whatsoever which may be made against Licensor in respect thereof.

6.2

Licensee shall so far as possible ensure that any indemnity provisions against third party and/or product liability claims contained in its manufacturing and production subcontractor agreements extend also expressly to Licensor.

7.

PAYMENT

7.1

In consideration for the grant of the rights licensed pursuant to this Agreement, the Licensee agrees to pay the Royalties in accordance with Schedule 2 into the Licensor’s account identified in Schedule 3

8.

CONFIDENTIALITY

8.1

The Licensor and the Licensee shall during the continuance of this Agreement and at all times thereafter hold, keep and treat as secret and confidential the Information supplied to the Licensee by the Licensor, and the Licensee shall use the same solely for the better fulfillment by it of its obligations pursuant to this Agreement.  Licensee shall ensure that each of its sub-contractors is likewise bound and shall act diligently to enforce all such agreements with its sub-contractors.

8.2

The Licensor shall during the continuance of this Agreement and at all times thereafter hold, keep and treat as secret and confidential and not use or disclose any information relating to the Licensee’s customers or sub-contractors supplied to the Licensor by the Licensee.

8.3

The obligations of secrecy and confidentiality herein contained shall cease to apply:

8.3.1

as regards all information of a technical nature supplied to the Licensee by the Licensor after the expiration of  ten years from the date upon which it is imparted; and

8.3.2

as regards all information of whatsoever nature if and when it enters the public domain other than by any act of the party owing the duty of confidentiality.

9.

LICENSOR’S WARRANTIES

9.1

The Licensor shall ensure that any IPR which has been the subject of a sub-licence shall be maintained in force so long as possible.  In the event that any IPR ceases to be in force Licensor shall notify licensee of that cessation in writing within 14 days.

9.2

The Licensor warrants to the Licensee that:

9.2.1

The Specification and other documentation provided includes sufficient information to enable the Licensee to exploit the rights granted hereunder and to manufacture the Licensed Products;

9.2.2

The Licensor has not received notice of any claim or allegation that any Licensed Product supplied by the Licensor prior to the Commencement Date is defective or has led to any injury or death of any customer;

9.2.3

The Licensor has full authority and is entitled to enter the Agreement and to grant the rights licensed hereunder.

10.

INTELLECTUAL PROPERTY RIGHTS DISPUTES

10.1

If any claim or allegation is made that the manufacture or sale or other distribution of the Licensed Products infringes a subsisting Intellectual Property right of any other person, firm or company, the Licensee shall inform the Licensor and the Licensor shall take such action as it reasonably can to resolve the matter in a way beneficial to the Licensor and Licensee.   In the event that the Licensor does not take any such action, the Licensee shall be entitled to take such steps as it thinks appropriate including obtaining any licence necessary so as to avoid infringement or terminating this Agreement in accordance with clause 14.2.  In the event that any such claim or allegation is upheld by a Court without successful appeal, no further royalty or other fee shall be payable by the Licensee to the Licensor in respect of subsequent manufacture, sale or other distribution of Licensed Products and this Agreement shall continue on a royalty-free basis.

10.2

Each party shall notify the other in the event that it comes to that party’s attention that any of the IPR is infringed or alleged to be infringed anywhere by any other person.  The Licensor shall at its own expense and without any financial contribution from the Licensee take what steps it reasonably can to prevent such infringement.  Each party shall be entitled to take action at its expense to defend its rights under this Agreement and any damages or costs awarded or arising from any order, compromise or settlement agreement shall be the sole property of the party taking such action. The Licensee shall be entitled to take steps to enforce the Design in the Territory and Licensor agrees to provide such assistance as Licensee shall reasonably request.

11.

OWNERSHIP OF IPR

Title to all IPR shall continue to vest in and belong to the Licensor absolutely.

12

OWNERSHIP OF INVENTIONS

12.1

All Future Inventions made by the Licensee or the Sub-Licensees in relation to the Licensed Products during the continuance of this Agreement shall belong to and be the sole property of the Licensor subject to the provisions of Clause 12.4.

12.2

If at any time during this Agreement the Licensee directly or indirectly opposes or assists any third party to oppose the registration of any registered design or any registered design application within the Design or disputes or directly or indirectly assists any third party to dispute the validity of any registered design within the Design or any of the claims thereof unless legally required to do so the Licensor shall be entitled at any time thereafter to terminate all or any of the licences granted under this Agreement forthwith by notice to the Licensee.

12.3

Where the Licensee has developed a Future Invention to which Clause 13.1 applies, it shall not publish the same or do anything that might prejudice the validity of any registered design that might subsequently be granted on it until the Licensor has had at least thirty working days from disclosure in writing of all information relating to it to consider whether patent or other protection should be applied for.  The Licensor will on request notify the Licensee whether it intends to seek any protection.  If the Licensor within the 30 working day period notifies the Licensee that it would like to seek patent or other protection, then this obligation shall continue for such time as may be reasonably required to prepare and file an application for registered design or other protection.  In the event that it does not so notify the Licensee, all rights to the Future Invention shall vest in the Licensee and the Licensee shall be entitled to obtain such protection as it deems appropriate.

12.4

The Licensor may at any time in respect of a Future Invention elect not to pursue further an application for patent protection on its own behalf or to maintain any such registered design protection as it may have obtained.   In such an event it shall notify the Licensee at least 30 days prior to implementing such an election and the Licensee shall be entitled to take over such application or registration in support of which the Licensor will provide all reasonable assistance.

12.5

The Licensor undertakes to communicate in writing to the Licensee full details and particulars of any Future Invention created by the Licensor during the Term and shall at the request of the Licensee grant a licence to the Licensee to exploit the same under the terms of this Agreement.

13

TERMINATION

13.1

Either party may terminate this Agreement forthwith by notice in writing to the other in the event of:

13.1.1

a material breach by the other of any of the terms hereof or in the case of a material breach capable of remedy (save as to time of performance) if the breach shall not be remedied or made good within sixty (60) days of written notice thereof; or

13.1.2

a resolution being passed or an order being made for the winding up or bankruptcy of any party to this Agreement or the appointment of a liquidator, receiver or administrator of the whole or a substantial part of the assets or undertaking of the other or if the other shall enter into a composition or arrangement with its creditors.

13.2.

 Termination of this Agreement for whatever reason shall not affect the enforceability of provisions herein expressed to operate following termination and in any event shall be without prejudice to any subsisting right remedy or obligation of either party.

13.3

The Licensor may terminate this Agreement forthwith by notice in writing to the Licensee in the event that the Cash Consideration is not paid by the Purchaser to the Vendors by the 31st December 2008.

14.

ASSIGNMENT OR SALE

The Licensee shall not assign this Agreement or any of the rights or obligations hereunder without the written consent of the Licensor, such consent not to be unreasonably withheld.

15.

EXPENSES

Save as otherwise herein expressed all expenses incurred by either party in the performance of their respective obligations hereunder shall be borne by the party incurring the expense.

16.

WAIVER

Failure by either party to exercise an option or right conferred by this Agreement shall not of itself constitute a waiver of such option or right.

17.

FORCE MAJEURE

17.1

In this Agreement, “force majeure” shall mean any cause preventing either party from performing any or all of its obligations which arises from or is attributable to acts, events, omissions or accidents beyond the reasonable control of the party so prevented including without limitation strikes, lockouts or other industrial disputes (whether involving the workforce of the party so prevented or of any other party), act of God, war, riot, civil commotion, malicious damage, compliance with any law or government order, rule, regulation or direction, accident, breakdown of plan or machinery, fire, flood or storm.

17.2

If either party is prevented or delayed in the performance of any of its obligations under this Agreement by force majeure, that party shall immediately serve notice in writing on the other party specifying the nature and extent of the circumstances giving rise to force majeure, and shall subject to service of such notice and subject to clause 21.4 have no liability in respect of the performance of such of its obligations as are prevented by the force majeure events during the continuance of such events, and for such time after they cease as is necessary for that party, using all reasonable endeavours, to recommence its affected operations in order for it to perform its obligations.

17.3

If either party is prevented from performance of its obligations for a continuous period in excess of six (6) months pursuant to clause  19.2 , the other party may terminate this Agreement immediately on service of written notice upon the party so prevented, in which case neither party shall have any liability to the other except that rights and liabilities which accrued prior to such termination shall continue to subsist.

17.4

The party claiming to be prevented or delayed in the performance of any of its obligations under this Agreement by reason of force majeure shall take all steps as are necessary to bring the force majeure event to a close or to find a solution by which the Agreement may be performed despite the continuance of the force majeure event.

18.

NOTICE

Any notice to be given under this Agreement may be given:

18.1

by hand or by sending it in a pre-paid envelope to the party upon whom it is to be served at its registered office for the time being or to such other address as such party may have notified to the party giving the notice;

18.2

by sending it by fax message to the fax number of the party upon whom it is to be served as set out below or such other number which such party may have notified to the party giving the notice, provided a copy of the fax is also sent by post  within 24 hours.

19

ENTIRE AGREEMENT AND VARIATION

This Agreement constitutes the entire understanding of the parties to this Agreement relating to the subject matters set out herein to the exclusion of all previous agreements and understandings provided always that unless otherwise expressly stated herein, nothing in thisAgreement shall be construed as varying or otherwise affect the validity and operation of the Share Sale Agreement which shall continue in full force and effect.

20.

SEVERANCE

In the event of any provision of this Agreement being or becoming void in whole or in part in all or any part of the world then the provisions of this Agreement shall remain fully valid and enforceable where legally permissible and the void provisions shall be replaced where necessary in accordance with the meaning and purpose of this Agreement.

21.

PROPER LAW AND CONSTRUCTION

21.1

This Agreement shall be interpreted and have effect in all respects in accordance with English law and the parties submit to the non-exclusive jurisdiction of the English courts.

21.2

In construing this Agreement no references shall be made to nor reliance placed upon the wording of the clause headings nor upon the provisions of the index.

22.

DISPUTES

22.1

Any disputes relating to the calculation of Royalties pursuant to clause 7.3 shall be referred to the decision of an independent accountant to be agreed between the parties within ninety (90) days of notification by one party to the others that the appointment of an accountant is required or, in default of agreement appointed at the request of either party by the President for the time being of the Institute of Chartered Accountants of England and Wales.

22.2

The accountant shall act as an expert and not as an arbitrator and his/her decision shall be final including as to costs.

22.3

Licensor reserves the right to seek injunctive relief in a court of law in any jurisdiction if necessary to protect or enforce its intellectual property rights in the event of infringement, disclosure or use of its Design, Trademark and/or Copyright Works other than in accordance with the terms of this Agreement.

22.4

Except as set out in clause 23.1 and 23.3, all disputes, differences or questions arising out of this Agreement shall be referred to the decision of a single arbitrator to be agreed between the parties within ninety (90) days of notification by one party to the others that the appointment of an arbitrator is required or, in default of agreement appointed at the request of either party by the President for the time being of the Institute of Chartered Accountants of England and Wales.  Arbitration shall take place in London and shall be in accordance with the International Rules of the London Court of International Arbitration which rules are deemed incorporated by reference into this clause.   The decision of the arbitrator shall be final and binding on both parties, and shall be enforceable in any court having jurisdiction over the subject matter.

23.

GENERAL

23.1

Invalidity

To the extent that any provision of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, that provision shall be deemed not to be a part of this Agreement, it shall not affect the enforceability of the remainder of this Agreement nor shall it affect the validity, lawfulness or enforceability of that provision in any other jurisdiction.

23.2

Exclusion of third party rights

Unless expressly provided in this Agreement, no term of this Agreement is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as a Deed on the day and year first before written.

Schedule 1

U.K. Registered Design No. 2067437

Word Trade Mark Number [  ]

Schedule 2

Royalties

Royalties shall be 1.3p per tube

 Schedule 3

Licensor’s Bank Detail

Bank

Barclays

Beneficiary Name

EZEE WHIP ICE CREAM (OVERSEAS) LIMITED

Branch Address

Grafton Court, Milton Keynes

Sort Code

20-57-40

Account number

(to be provided by private correspondence)

SWIFT Code

EXECUTED as a DEED by

)

EZEE WHIP ICE CREAM (OVERSEAS) LIMITED

)

acting by

)

…………………………………

Director

………………………………….

Director/Secretary

EXECUTED as a DEED by

)

EZEE WHIP EUROPE LIMITED

)

acting by

)

…………………………………

Director

………………………………….

Director/Secretary